Exhibit C

September 23, 2013

Board of Directors

Regis Corporation

7201 Metro Boulevard

Minneapolis, Minnesota 55439

Ladies and Gentlemen:

Reference is made to that certain Rights Agreement dated as of December 26, 2006, as amended on October 29, 2008 and June 13, 2013 (the “Rights Agreement”), between the Regis Corporation, a Minnesota corporation (the “Company”) and Wells Fargo Bank, N.A., as Rights Agent (the “Rights Agent”). Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Rights Agreement.

In consideration of the actions permitted under clause (c) of the definition of “Acquiring Person”: (i) the undersigned hereby agrees with the Company that the undersigned will vote all Common Shares that the undersigned beneficially owns (as defined in the Rights Agreement) in excess of 15% of the Common Shares then outstanding (“Excess Shares”) on all matters on which a vote, consent or approval of the holders of Common Shares is sought in the same manner as and in the same proportion to the votes actually cast by the holders (other than any Excess Shares beneficially owned by the undersigned) of Common Shares on the applicable matter or matters; and (ii) subject to the last sentence of this letter agreement, the undersigned hereby grants an irrevocable proxy (which is coupled with an interest in the Excess Shares and is irrevocable in accordance with Section 302A.449 of the Minnesota Business Corporation Act and such irrevocable proxy shall continue for so long as such Excess Shares are owned) to the chief executive officer and/or chief financial officer of the Company with full power of substitution to permit the Company to vote such Excess Shares in the foregoing manner for so long as this letter agreement is in effect. The undersigned hereby revokes any and all previous proxies or powers of attorney with respect to the Excess Shares and shall not hereafter, so long as the Excess Shares are owned, purport to grant any other proxy or power of attorney with respect to any of such Excess Shares, deposit any of such Excess Shares into a voting trust or enter into any agreement (other than this letter agreement), arrangement or understanding with any person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of such Excess Shares.

The undersigned understands and acknowledges that if, at any time, the undersigned beneficially owns 20% or more of the outstanding Common Shares, the undersigned shall be deemed an Acquiring Person under the Rights Agreement if it is then in effect, subject to the terms and provisions of the Rights Agreement, including, without limitation, clause (b) of the definition of “Acquiring Person” contained therein.

The undersigned agrees and represents that this letter agreement constitutes a legally valid and binding obligation of the undersigned. This letter agreement shall be governed by and construed in accordance with the laws of the State of Minnesota without regard to conflicts of law principles of such State.

This letter agreement and the irrevocable proxy set forth herein shall automatically terminate and be of no further force and effect without action by the undersigned or any other person or entity immediately upon the expiration or termination of the Rights Agreement or any successor rights agreement or at such time when the Rights Agreement or any successor rights agreement is otherwise not in effect, but shall be deemed automatically reinstated (as if termination never occurred) at such time as the Rights Agreement or any successor rights agreement that is reasonably customary for United States publicly traded companies is in effect.

Very truly yours,

BIRCH RUN CAPITAL, LLC

By:	/s/ Caren Abramovich
Name:	Caren Abramovich
Title:	Chief Operating & Compliance Officer

DANIEL BELTZMAN

By:	/s/ Daniel Beltzman
Name:	Daniel Beltzman
Title:	Managing Member of Birch Run Capital, LLC, Birch Run Capital GP, LLC, Walnut BRC GP, LLC and Torch BRC GP, LLC

GREGORY SMITH

By:	/s/ Gregory Smith
Name:	Gregory Smith
Title:	Managing Member of Birch Run Capital, LLC, Birch Run Capital GP, LLC, Walnut BRC GP, LLC and Torch BRC GP, LLC

BIRCH RUN CAPITAL GP, LLC

By:	/s/ Caren Abramovich
Name:	Caren Abramovich
Title:	Chief Operating & Compliance Officer

BIRCH RUN CAPITAL PARTNERS, L.P.

By:	Birch Run Capital GP, LLC (General Partner)

By:	/s/ Caren Abramovich
Name:	Caren Abramovich
Title:	Chief Operating & Compliance Officer

WALNUT BRC GP, LLC

By:	/s/ Caren Abramovich
Name:	Caren Abramovich
Title:	Chief Operating & Compliance Officer

WALNUT BRC, L.P.

By:	Walnut BRC GP, LLC (General Partner)

By:	/s/ Caren Abramovich
Name:	Caren Abramovich
Title:	Chief Operating & Compliance Officer

TORCH BRC GP, LLC

By:	/s/ Caren Abramovich
Name:	Caren Abramovich
Title:	Chief Operating & Compliance Officer

TORCH BRC, L.P.

By:	Torch BRC GP, LLC (General Partner)

By:	/s/ Caren Abramovich
Name:	Caren Abramovich
Title:	Chief Operating & Compliance Officer

Acknowledged and agreed:

REGIS CORPORATION

By:	/s/ Eric A. Bakken
Name:	Eric A. Bakken
Title:	Executive Vice President & General Counsel